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                                                                    Exhibit 21.1
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Subsidiaries of Registrant

     1. Inforetech Golf Technology 2000 Inc. (Jurisdiction State of Delaware February 17, 2001. Prior to February 17, 2001 Canada)

     2.   ProShot Golf Inc. (Jurisdiction State of California)

     3. Inforetech Wireless Technology (Jersey) Ltd., a subsidiary of Inforetech Golf

     4.   Technology 2000 Inc. (Jurisdiction, Jersey)